United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 14, 2011

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 2.02    Results of Operations and Financial Condition.

On November 14, 2011, American CareSource Holdings, Inc. (the “Company”) issued a press release announcing its earnings for the quarter ended September 30, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

In the attached press release the Company uses Adjusted EBITDA, which is a "non-GAAP financial measure," i.e., not a measure of financial performance under U.S. generally accepted accounting principles (GAAP).   Adjusted EBITDA is defined by the Company as operating income or loss before interest, income taxes, depreciation and amortization and excludes the impact of the non-cash goodwill impairment charge, non-cash stock-based compensation expense, severance charges and warrant amortization. Adjusted EBITDA should be considered in addition to, but not in lieu of, income or loss from operations reported under GAAP.  A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided in the press release.

Management of the Company believes that Adjusted EBITDA, as an operating performance measure, and not as a liquidity measure, provides investors and analysts with a useful measure of operating results unaffected by differences in capital structures, tax structures, capital investment cycles, ages of related assets and compensation structures among otherwise comparable companies.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the exhibit attached hereto, is furnished under Item 2.02 - “Results of Operations and Financial Condition.”  The information presented herein, including the exhibit attached hereto, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K, or in the exhibit attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01    Financial Statements and Exhibits.

 (d)           Exhibits

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed “filed.”

99.1	Press release of Registrant, dated November 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: November 14, 2011	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer